SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

NYMEX HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

October 5, 2006

Dear Stockholders:

As you know, we are holding a Special Meeting of stockholders on October 12, 2006, to vote on proposals related to an initial public offering of common stock of NYMEX Holdings, Inc. (“NYMEX”). By now you should have all received the Proxy Statement we previously distributed in connection with this Special Meeting. Also, enclosed is a copy of the Notice to Members dated September 27, 2006 regarding this Special Meeting. Your vote on the proposals related to an initial public offering is very important. Some stockholders have asked certain questions regarding these proposals, and we wanted to take this opportunity to provide you with more information.

NYMEX’s board of directors is excited about the potential initial public offering and the opportunities it will create for NYMEX and its stockholders. The board of directors recommends that you approve the initial public offering of NYMEX, the amendment and restatement of NYMEX’s certificate of incorporation and bylaws and the implementation of the long-term incentive plan, and we urge you to VOTE FOR APPROVAL of all of the proposals described in the Proxy Statement dated September 21, 2006. NYMEX cannot complete an initial public offering unless all of the proposals described in the Proxy Statement are approved.

Sincerely,

Richard Schaeffer

Chairman of the Board

James Newsome

President and CEO

SUPPLEMENT TO THE PROXY STATEMENT

DATED SEPTEMBER 21, 2006

Certain questions have arisen from stockholders regarding the amount of authorized capital stock of NYMEX after an initial public offering, the potential impact on our authorized capital stock if the previously-announced transaction related to the owners of memberships in Commodity Exchange, Inc. (the “COMEX Division”) is consummated, and the NYMEX Holdings, Inc. 2006 Omnibus Long-Term Incentive Plan (the “Long-Term Incentive Plan”). We have prepared the following information in response to those questions.

Capital Stock

The following table lists the number and type of the shares of NYMEX common stock that will be authorized immediately following the consummation of the initial public offering of NYMEX. The left column presents the information if NYMEX consummates the initial public offering before it consummates the COMEX Division transaction. The right column presents the alternative information if NYMEX consummates the initial public offering after it consummates the COMEX Division transaction. We note that NYMEX’s ability to complete the COMEX Division transaction is also subject to the satisfaction of several other conditions, including approval by NYMEX stockholders and owners of COMEX Division memberships, and there is no assurance that NYMEX will consummate the COMEX Division transaction.

The amounts reflected in the following table and the discussion of those amounts which follows the table are intended to amend and supplement the discussion contained in the Proxy Statement dated September 21, 2006 and the amounts of authorized capital stock contained in Annexes A and B thereto.

Type of Common Stock	If the IPO occurs before the closing of the COMEX Division transaction[1]	If the IPO occurs after the closing of the COMEX Division transaction[1]
Series A-1, A-2 and A-3 Common Stock	73,440,000	73,440,000

Common stock reserved for issuance upon conversion of the Series A-1, A-2 and A-3 Common Stock (upon conversion, the shares of Series A-1, A-2 and A-3 Common Stock will be retired and no longer available for reissuance)	73,440,000	73,440,000

Common stock to be issued upon the automatic conversion of the Series A Preferred Stock	8,160,000	8,160,000

Common stock reserved for issuance under the Long-Term Incentive Plan	4,300,000	4,300,000

Common stock available for issuance in the IPO	9,600,000	9,600,000

Series B-1, B-2 and B-3 Common Stock reserved for issuance in connection with the COMEX Division transaction		6,484,800

Common stock reserved for issuance in connection with the COMEX Division transaction and upon conversion of the Series B-1, B-2 and B-3 Common Stock (upon conversion, the shares of Series B-1, B-2 and B-3 Common Stock will be retired and no longer available for reissuance)		6,484,800[2]

Total Authorized Common Stock	168,940,000	181,909,600

Total Authorized Common Stock Upon Conversion of All Shares of Series A-1, A-2 and A-3 Common Stock and, if Applicable, Series B-1, B-2 and B-3 Common Stock	95,500,000	101,984,800

1	NYMEX will hold a separate special meeting to seek authorization from the NYMEX stockholders to issue shares of NYMEX common stock as a part of the COMEX Division transaction. Even if, at that separate special meeting, the proposal to authorize those shares is approved, NYMEX’s ability to complete the COMEX Division transaction is also subject to the satisfaction of several other conditions, including the approval of the COMEX Division transaction by the owners of COMEX Division memberships. Accordingly, the board of directors cannot assure you when or if we will consummate the COMEX Division transaction.
2	Please note that the number of shares of common stock reserved for issuance in connection with the COMEX Division transaction and upon conversion of the Series B-1, B-2 and B-3 Common Stock is 6,484,800, and not the 12,969,600 shares referenced in Annex B to the Proxy Statement, which was a typographical error.

2

Q:	What are the shares of Series A-1, A-2 and A-3 Common Stock?

A:	The 73,440,000 authorized shares of Series A-1, A-2 and A-3 Common Stock represent the shares of restricted common stock that were issued to NYMEX stockholders as a part of the transaction with General Atlantic and are currently outstanding.

As provided in the certificate of incorporation, once each applicable transfer restriction period expires, the applicable shares of Series A-1, A-2 and A-3 Common Stock will automatically convert into shares of NYMEX common stock. Under Delaware law, these shares of Series A-1, A-2 and A-3 Common Stock must convert into new shares of unrestricted NYMEX common stock, and therefore we must have an equal number of shares of unrestricted NYMEX common stock authorized into which they can convert. Accordingly, 73,440,000 shares of NYMEX common stock are available for the conversion of the 73,440,000 shares of Series A-1, A-2 and A-3 Common Stock. Upon conversion, the shares of Series A-1, A-2 and A-3 Common Stock will be retired and will not assume the status of authorized shares and will not be available for reissuance.

Q:	What are the shares of NYMEX common stock available for issuance in the IPO?

A:	The board of directors has reserved up to 9,600,000 shares of NYMEX common stock for issuance in connection with an initial public offering of NYMEX. NYMEX may issue less than 9,600,000 shares in an initial public offering. In such case, the unissued shares will remain as additional authorized shares available for future financings or acquisitions. These shares cannot be added to the Long-Term Incentive Plan or otherwise be used to compensate employees or directors.

Q:	What are the 6,484,800 shares of Series B-1, B-2 and B-3 Common Stock that may be issued in connection with the COMEX Division transaction?

A:	In connection with the consummation of the COMEX Division transaction, the owners of COMEX Division memberships will receive 8,400 shares of NYMEX common stock for each COMEX Division membership owned. The 8,400 shares of NYMEX common stock will be delivered to the owners of COMEX Division Memberships in three installments. The three installments of 2,800 shares each will be delivered to the owners of COMEX Division memberships 180 days, 360 days and 540 days, respectively, after NYMEX consummates an initial public offering. These time periods coincide with the expiration of the transfer restrictions on the currently outstanding shares of Series A-1, A-2 and A-3 Common Stock of NYMEX.

Instead of receiving these shares of NYMEX common stock in installments, owners of COMEX Division memberships may elect to receive shares on either the closing date of the COMEX Division transaction or on January 2, 2007 (assuming the COMEX Division transaction has closed before January 2, 2007). If an owner of a COMEX Division membership makes this election for delivery of common stock on one of these earlier dates rather than in installments, then one-third of the stock received by such owner will be designated as Series B-1 Common Stock, one-third will be designated at Series B-2 Common Stock and one-third will be designated at Series B-3 Common Stock. These shares of Series B-1, B-2 and B-3 Common Stock will be subject to the same transfer restrictions as the shares of Series A-1, A-2 and A-3 Common Stock.

Because NYMEX cannot predict how many of the owners of COMEX Division memberships will make an early delivery election, enough Series B-1, B-2 and B-3 Common Stock must be authorized in the event all of owners of COMEX Division Memberships make this election. If less than all of the owners of COMEX Division memberships elect to receive early delivery of NYMEX common stock in the form of Series B-1, B-2 and B-3 Common Stock, then less than all of the shares of Series B-1, B-2 and B-3 Common Stock will be issued. Any shares of Series B-1, B-2 and B-3 Common Stock that are not needed in connection with the COMEX Division transaction will be retired and will not assume the status of authorized shares and will not be available for reissuance.

3

Q:	What are the shares of NYMEX common stock reserved for issuance in connection with the COMEX Division transaction and upon conversion of the Series B-1, B-2 and B-3 Common Stock?

A:	The Series B-1, B-2 and B-3 Common Stock are subject to transfer restrictions under the certificate of incorporation. As provided in the certificate of incorporation, once the applicable transfer restriction period expires, the applicable shares of Series B-1, B-2 and B-3 Common Stock will automatically convert into shares of NYMEX common stock, and the shares of Series B-1, B-2 and B-3 Common Stock will be retired and will not assume the status of authorized shares and will not be available for reissuance. Accordingly, a portion of the 6,484,800 shares of NYMEX common stock is available for this conversion. Owners of COMEX Division memberships who receive NYMEX common stock in installments will receive the remainder of the 6,484,800 shares of NYMEX common stock.

After the last lock-up period has expired, the total number of authorized shares of NYMEX common stock related to the COMEX Division transaction will be 6,484,800.

Q:	What is the difference between the Series A-1, A-2 and A-3 Common Stock and the Series B-1, B-2 and B-3 Common Stock?

A:	The holders of Series B-1, B-2 or B-3 Common Stock will be entitled to the same powers, preferences and rights of holders of the corresponding series of Series A-1, A-2 or A-3 Common Stock, respectively, and will also be subject to the same qualifications, limitations and restrictions thereof, including the transfer restrictions thereon. However, the holders of Series B-1, B-2 or B-3 Common Stock will not be entitled to share in the first $80 million of cash dividends paid out to holders of Series A-1, A-2 or A-3 Common Stock in connection with an initial public offering by NYMEX.

Q:	Can the board of directors of NYMEX authorize additional capital stock without stockholder approval?

A:	No. The number of authorized shares of NYMEX capital stock is set forth in the certificate of incorporation. The board of directors of NYMEX may not increase the number of authorized shares of NYMEX capital stock, including in connection with an acquisition, unless it first obtains stockholder approval.

Q:	Under the Long-Term Incentive Plan, can the board of directors issue more than the 4,300,000 shares of NYMEX common stock that have been reserved for the plan?

A:	No. The Long-Term Incentive Plan establishes that the maximum number of shares of NYMEX common stock available for awards under the plan is 4,300,000. Although some of these 4,300,000 shares will be used for awards in connection with an initial public offering (most of which will be in the form of stock options), the majority of these shares will not be used at the time of the initial public offering, but will remain in the plan, available for future awards in the coming years. All awards granted to directors and executive officers will be publicly disclosed in accordance with applicable law.

When awards are exercised under the plan, the shares issued pursuant to such exercise will no longer be available for issuance under the plan, and the total number of shares of common stock available for issuance under the plan will be decreased by the number of such issued shares. No additional shares may be added to the plan, and no other incentive plan can be created, without first obtaining stockholder approval.

4